UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2009

INTERACTIVE DATA CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	001-31555	13-3668779
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

32 Crosby Drive, Bedford, Massachusetts	01730
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 687-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

TABLE OF CONTENTS

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(b) and (d). Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Stuart J. Clark from the Board of Directors and Appointment of Raymond L. D’Arcy to the Board of Directors

On March 2, 2009, Stuart J. Clark resigned from the Board of Directors of Interactive Data Corporation (the “Company”). On the same date, the Board of Directors appointed Raymond L. D’Arcy to fill the vacancy created by Mr. Clark’s resignation. The Company expects that the Board of Directors will appoint Mr. D’Arcy to serve on the Nominating and Corporate Governance Committee of the Board of Directors.

Mr. D’Arcy’s son, Jeffrey D’Arcy, works as a sales professional in the Business Development Group of the Company’s Interactive Data Pricing and Reference Data, Inc. subsidiary. Jeffrey D’Arcy received compensation of $161,088 in 2008, which amount includes base salary, sales commissions and Company contributions to his 401(K) retirement plan. Jeffrey D’Arcy is compensated in a manner consistent with how the Company compensates sales professionals holding similar positions, including participation in a standard commission plan applicable to his Company peer group of sales professionals.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERACTIVE DATA CORPORATION

Date: March 6, 2009	By:	/s/ Raymond L. D’Arcy
	Name:	Raymond L. D’Arcy
	Title:	President and Chief Executive Officer